UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2011

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-673-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2011, Dr Pepper Snapple Group, Inc. (“DPS”) entered into an Underwriting Agreement with Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC , as joint book-running managers and on behalf of the other underwriters named therein (the “Underwriting Agreement”), providing for the purchase and sale of an aggregate of $500 million of senior unsecured notes consisting of $250 million aggregate principal amount of its 2.600% Senior Notes due 2019 (the “2019 Notes”) and $250 million aggregate principal amount of its 3.200% Senior Notes due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”) in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). At the time of issuance, the Notes will be guaranteed by all of our domestic subsidiaries (except two immaterial subsidiaries associated with our charitable foundations) (the “Subsidiary Guarantors”). Issuance and delivery of the Notes is expected to occur November 15, 2011, subject to customary closing conditions, pursuant to the Indenture, dated as of December 15, 2009, between DPS and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and a Third Supplemental Indenture to be entered into among DPS, the Subsidiary Guarantors and the Trustee.  DPS estimates that its net proceeds from the sale of the Notes will be approximately $497 million (after underwriting discounts and offering expenses).  DPS intends to use such net proceeds to retire at maturity its 1.700% Senior Notes due December 21, 2011 and for general corporate purposes.  The Underwriting Agreement contains customary representations, warranties and agreements of DPS and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Underwriting Agreement in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Underwriting Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Underwriting Agreement dated November 7, 2011, among Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters named therein, and Dr Pepper Snapple Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2011	Dr Pepper Snapple Group, Inc.

	By:	/s/ James L. Baldwin
		Name:	James L. Baldwin
		Title:	Executive Vice President & General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

Underwriting Agreement dated November 7, 2011, among Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC , as joint book-running managers and on behalf of the other underwriters named therein, and Dr Pepper Snapple Group, Inc.